Exhibit 21.1

Consolidated Subsidiaries of Roper Technologies, Inc. as of December 31, 2024

Name of Subsidiary	Jurisdiction of Incorporation/Organization
Aderant Canada Company	Canada
Aderant Holdings, Inc.	Delaware
Aderant Legal (UK) Limited	United Kingdom
Aderant Legal Holdings (AUS) Pty Ltd	Australia
Aderant Legal Holdings (NZ) ULC	New Zealand
Aderant Legal Holdings, LLC	Delaware
Aderant North America, Inc.	Florida
Aderant Parent Holdings, Inc.	Delaware
AlphaTrust LLC	Delaware
American LegalNet India Private Limited	India
ARCC FL Corp.	Delaware
Archisnapper BV	Belgium
Ascension Technology Corporation	Delaware
Assureweb Limited	United Kingdom
Atlantic Health Partners Associates, Inc.	Delaware
Atlantic Health Partners, Inc.	Delaware
Cardsmith, LLC	Delaware
CBORD Holdings Corp.	Delaware
CBORD Holdings Corp. II	Delaware
Civco Holding, Inc.	Delaware
Civco Medical Instruments Co., Inc.	Iowa
Clinisys (India) Private Limited	India
Clinisys Australia Pty Ltd	Australia
Clinisys Austria GesmbH	Austria
Clinisys Deutschland GmbH	Germany
Clinisys Diagnostic Solutions Ireland Limited	Ireland
Clinisys Europe Limited	United Kingdom
Clinisys France Sarl	France
Clinisys Information Systems (Europe) Limited	United Kingdom
Clinisys Information Systems (International) Limited	United Kingdom
Clinisys Nederland B.V.	Netherlands
Clinisys NV	Belgium
Clinisys Schweiz AG	Switzerland
Clinisys Solutions Limited	United Kingdom
Clinisys Spain S.L.	Spain
Clinisys, Inc.	Pennsylvania
ConstructConnect Canada, Inc.	Canada
ConstructConnect, Inc.	Delaware
Dash I, Inc.	Delaware
DAT CNUS, Inc.	Delaware
DAT Solutions, LLC	Delaware
Data Innovations Canada Ltd.	Canada

Data Innovations Cooperatief U.A.	Netherlands
Data Innovations Europe S.A.	Belgium
Data Innovations Latin America Ltda	Brazil
Data Innovations LLC	Delaware
DATSolutions Private Limited	India
Dawning Technologies LLC	Delaware
DCMH Group Holdings, Inc.	Delaware
Deltek Ajera, LLC	Oregon
Deltek Asia Pacific (HK) Limited	Hong Kong
Deltek Australia Pty Ltd.	Australia
Deltek Danmark A/S	Denmark
Deltek France SAS	France
Deltek GB Limited	United Kingdom
Deltek GmbH	Germany
Deltek Nederland B.V.	Netherlands
Deltek Netherlands B.V.	Netherlands
Deltek Norge AS	Norway
Deltek Philippines LLC	Virginia
Deltek Replicon Software (India) Private Limited	India
Deltek Sverige AB	Sweden
Deltek Systems (Canada), Inc.	Canada
Deltek, Inc.	Delaware
DI Dutch Holdings LLC	Delaware
DI Hong Kong Limited	Hong Kong
Dominion I, Inc.	Delaware
eSped.com Incorporated	Delaware
Excalibur Holdco LLC	Delaware
Fluid Metering, Inc.	Delaware
Forecast 5 Analytics, LLC	Delaware
Forecast 5 Holdings, LLC	Delaware
Foundry Visionmongers (Ireland) Limited	Ireland
Frontline Parent Holding Company	Delaware
Frontline Technologies Blocker Buyer, Inc.	Delaware
Frontline Technologies Canada LLC	Delaware
Frontline Technologies Group, LLC	Delaware
Frontline Technologies Parent, LLC	Delaware
GEM/CAP, LLC	Texas
Genesis Acquisition Co.	Delaware
GuideK12, LLC	Delaware
Handshake Software, Inc.	Georgia
Hansco Automatisering B.V.	Netherlands
Higher One Machines LLC	Delaware
Horizon Software International, LLC	Georgia
HRSmart Canada Inc.	Canada
HRsmart France SAS	France
HRsmart Germany GmbH	Germany
HRsmart International	Cayman Islands

HRsmart International Holdings LLC	Texas
HRsmart Mexico S. de R.L. de C.V.	Mexico
HRsmart Talent Management Solutions Europe Limited	United Kingdom
HRsmart Ventures LLC	Texas
HRsmart, Inc.	Delaware
Innovative Product Achievements, LLC	Delaware
Inovonics Corporation	Colorado
Intellitrans Limited	United Kingdom
Intellitrans Sweden AB	Sweden
IntelliTrans, LLC	Delaware
iPipeline (TCP) Limited	United Kingdom
iPipeline Canada Inc	Quebec, Canada
iPipeline Co., Ltd.	Japan
iPipeline Holdings, Inc.	Delaware
iPipeline Limited	United Kingdom
iPipeline, Inc.	Delaware
iSqFt Holdings, Inc.	Delaware
iSqFt Parent Corporation	Delaware
iSqFt Sub, Inc.	Delaware
iTradeNetwork, Inc.	Delaware
Ladder Software Inc.	British Columbia, Canada
Link Logistics Holding LLC	Delaware
Loadlink Technologies Corporation	Canada
Managed Health Care Associates, Inc.	Delaware
MED Professional Services, LLC	Delaware
MHA Long Term Care Network, Inc.	Delaware
MHA Long Term Care Services, Inc.	Delaware
Navigator Group Purchasing, LLC	Delaware
NDI Europe GmbH	Germany
Neptune Technology 2000 Inc.	Delaware
Neptune Technology Group Canada Co.	Nova Scotia, Canada
Neptune Technology Group, LLC	Delaware
Neptune Technology Group Mexico S. de R.L. de C.V.	Mexico
Neptune Technology Group Services Inc.	Delaware
Northern Digital Inc.	Canada
NTG Holding Corp.	Delaware
Omega Legal Systems, Inc.	Arizona
PB Bidco Limited	United Kingdom
PB Midco Limited	United Kingdom
PGP UK Limited	Scotland
PowerPlan Canada ULC	Canada
PowerPlan Holdings, Inc.	Delaware
PowerPlan, Inc.	Delaware
PowerPlan Intermediate Holdings Inc.	Delaware
PowerPlan Operations ANZ Pty Ltd	Australia
PowerPlan Operations UK Ltd	United Kingdom
Procare Software, LLC	Delaware

Project AJ Merger Sub, Inc.	Delaware
Project Buffalo Holding LLC	Delaware
Project Diamond Intermediate Holdings Corporation	Delaware
Project River Acquisition Company, LP	Delaware
Project River Holdings 1 ULC	British Columbia, Canada
Project River Holdings 2 ULC	British Columbia, Canada
Project Torque Intermediate Holdings, Inc.	Delaware
Project Viking Holdings, Inc.	Delaware
Project Viking Intermediate, LLC	Delaware
Project Vision Merger Sub II Inc.	Delaware
Quickcharge, LLC	Delaware
RCP Vega, Inc	Delaware
Replicon Australia Pty Ltd	Australia
Replicon Europe Limited	United Kingdom
RF IDeas, Inc.	Delaware
RIPIC Holdco Inc.	Delaware
Roper Acquisitions Holdings Inc.	Delaware
Roper Administration LLC	Delaware
Roper Asia Pte. Ltd.	Singapore
Roper Holdings Limited	United Kingdom
Roper Holdings Pte. Ltd.	Singapore
Roper Industries, Inc.	Delaware
Roper International Holding, Inc.	Delaware
Roper NL1 UK Limited	United Kingdom
Roper NL2 UK Limited	United Kingdom
Roper Operations Company I, LLC	Delaware
Roper Operations Company II, LLC	Delaware
Roper RC Limited	United Kingdom
Roper T1 LLC	Delaware
Roper T1000 Corp.	Delaware
Roper T2 LP	Delaware
Roper Tech. Middle East Ltd. FZCO	Dubai (FZCO)
Roper Technologies (Ireland) Limited	Ireland
Roper UK 2 Limited	United Kingdom
Roper UK, Ltd.	United Kingdom
Roper-Mex, L.P.	Delaware
Ropintassco Holdings, L.P.	Delaware
RTI Canada Holding ULC	Alberta, Canada
SHP Group Holdings, Inc.	Delaware
Societe de Distribution de Logiciels Medicaux	France
Softwriters Holdings, Inc.	Delaware
SoftWriters, Inc.	Delaware
Sohnar Pty Ltd	Australia
Strata Decision Technology India Private Limited	India
Strata Decision Technology, LLC	Delaware
Strategic Healthcare Programs Blocker 2, Inc.	Delaware
Strategic Healthcare Programs Blocker LLC	Delaware

Strategic Healthcare Programs Holdings, LLC	Delaware
Strategic Healthcare Programs, L.L.C.	Delaware
TB XII-A Frontline Blocker, L.L.C.	Delaware
The CBORD Group LLC	Delaware
The Foundry USCo, Inc.	Delaware
The Foundry Visionmongers Ltd.	United Kingdom
Torque Acquisition Holdco Inc.	Delaware
Transact Campus Canada, Inc.	Ontario, Canada
Transact Campus LLC	Delaware
Transact Campus India Private Limited	India
Transact Campus Limited	Ireland
Transact Campus Payments LLC	Delaware
Transact Holdings Inc.	Delaware
Transact Topco LLC	Delaware
Trucker Tools, LLC	Virginia
Union Square Software Inc.	Ontario, Canada
Union Square Software Limited	United Kingdom
Union Square Software Pty	Australia
Verathon Canada Holdings, Inc.	Delaware
Verathon Inc.	Washington
Verathon Medical (Australia) Pty Limited	Australia
Verathon Medical (Canada) ULC	Canada
Verathon Medical (Europe) B.V.	Netherlands
Verathon Medical (France) SARL	France
Verathon Medical (Hong Kong) Limited	Hong Kong
Verathon Medical (Japan) K.K.	Japan
Verathon Medical (UK) Ltd.	United Kingdom
Verathon Medical Germany GmbH	Germany
Vertafore Canada, Inc.	Canada
Vertafore India Private Limited	India
Vertafore, Inc.	Delaware
WorkBook APAC Ltd.	Vietnam
Workbook Software A/S	Denmark